Exhibit 1.1

NORWEGIAN CRUISE LINE HOLDINGS LTD.

[    ] Ordinary Shares

(par value $0.001 per Ordinary Share)

UNDERWRITING AGREEMENT

[            ], 2013

UNDERWRITING AGREEMENT

[            ], 2013

UBS Securities LLC

Barclays Capital Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The entities identified as Selling Stockholders in Schedule C attached hereto (each, a “Selling Stockholder”), as shareholders of Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), propose, severally and not jointly, to sell to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of [    ] ordinary shares (the “Firm Shares”), par value $0.001 per share (the “Ordinary Shares”), of Holdings. In addition, the Selling Stockholders propose to grant, severally and not jointly, to the Underwriters the option to purchase up to an additional [    ] Ordinary Shares (the “Additional Shares”). The number of Firm Shares and Additional Shares to be sold by each Selling Stockholder is the number of Firm Shares and Additional Shares, respectively, set forth opposite the name of such Selling Stockholder in Schedule C attached hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

Holdings has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. [        ]) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by Holdings with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the Effective Time, in each case in the form furnished by Holdings to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

As used in this Agreement:

“Applicable Time,” as used herein, means [            ] P.M., New York City time, on [            ], 2013, or such other time as agreed by Holdings and the Representatives.

“Apollo Selling Stockholders” means AIF VI NCL (AIV), L.P.; AIF VI NCL (AIV II), L.P.; AIF VI NCL (AIV III), L.P.; AIF VI NCL (AIV IV), L.P.; AAA Guarantor – Co-Invest VI (B), L.P., L.P.; Apollo Overseas Partners (Delaware) VI, L.P.; Apollo Overseas Partners (Delaware 892) VI, L.P.; Apollo Overseas Partners VI, L.P.; and Apollo Overseas Partners (Germany) VI, L.P.

“business day” means a day on which the Commission’s office in Washington, D.C. is open for business.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses if any, considered together.

“Preliminary Prospectus,” as used herein means, as of any time, the prospectus relating to the Ordinary Shares that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without Holdings’ consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“TPG Selling Stockholders” means TPG Viking, L.P.; TPG Viking AIV I, L.P.; TPG Viking AIV II, L.P.; and TPG Viking AIV III, L.P.

The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Holdings, each of the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof at a purchase price of $[            ] per Share. The Selling Stockholders are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholders, in each case severally and not jointly, hereby grant to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, all or a portion of the Additional Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. The Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to Holdings and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The maximum number of Additional Shares to be sold to each Underwriter shall be the number set forth opposite the name of such Underwriter on Schedule A attached hereto, and if less, the number of Additional Shares to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof. Upon any exercise of the Option, the maximum number of Additional Shares to be purchased from each Selling Stockholder shall be the number set forth opposite the name of such Selling Stockholder in Schedule C attached hereto, and if less, the number of Additional Shares to be purchased from each Selling Stockholder shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Selling Stockholder on Schedule C hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares).

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to each Selling Stockholder by Federal Funds wire transfer to an account specified thereby, against book-entry delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [            ], 2013 (unless another time shall be agreed to by you and the Selling Stockholders, or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Cahill Gordon & Reindel llp at 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of Holdings. Holdings represents and warrants to and agrees with each of the Underwriters and each Selling Stockholder that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to Holdings’ knowledge, are contemplated by the Commission;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Holdings makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to Holdings expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c) prior to the execution of this Agreement, Holdings has not, directly or indirectly, offered or issued any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; Holdings has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [            ], 2013 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither Holdings nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; Holdings is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Holdings be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of Holdings;

(d) as of the date of this Agreement, Holdings has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, Holdings shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus under the caption entitled “Capitalization” and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in the case of any additional time of purchase, to the issuance of Additional Shares pursuant to the Agreement, and subject, in each case, to the subsequent issuance of Ordinary Shares upon exercise of options or the exchange of profits units of Holdings disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the grant of options under existing or contemplated stock option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the subsequent issuance of Ordinary Shares upon exercise thereof); all of the issued and outstanding shares, including the Ordinary Shares, of Holdings have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading;

(e) Holdings (i) has been duly incorporated and is validly existing as a corporation in good standing (where such concept is legally relevant) under the laws of Bermuda, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (iii) has full corporate power and authority to execute and deliver this Agreement (except, in the case of clause (ii) where the failure to have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, financial condition or results of operations of Holdings and the Subsidiaries (as defined below) taken as a whole, (B) prevent or materially interfere with consummation of the transactions contemplated hereby or (C) result in the delisting of Ordinary Shares from The NASDAQ Global Market (the “NASDAQ”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A), (B) and (C) being herein referred to as a “Material Adverse Effect”));

(f) Holdings is duly qualified to do business as a foreign corporation and is in good standing (where such concept is legally relevant) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(g) Holdings has no subsidiaries (as defined under the Act) other than the entities listed on Annex A (collectively, the “Subsidiaries”) and any Dormant Subsidiary; all outstanding share capital (except, in the case of certain foreign subsidiaries, for director’s qualifying shares) or membership interests of the Subsidiaries (other than any Dormant Subsidiary) are owned by Holdings either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than (x) liens, encumbrances and restrictions imposed in connection with the Existing Senior Secured Credit Facilities (as defined in the Prospectus), (y) as described in the Prospectus, or (z) permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions); other than the capital stock of the Subsidiaries (and any Dormant Subsidiary), Holdings does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the organizational documents of Holdings and each Subsidiary (other than a Dormant Subsidiary) and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary (other than any Dormant Subsidiary) has been duly organized and is validly existing in good standing (or the functional equivalent) under the laws of the jurisdiction of its organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing (or the functional equivalent) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding membership interests or shares of capital stock, as applicable, of Holdings and each of the Subsidiaries (other than any Dormant Subsidiary) have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive right, resale right, right of refusal or similar right and are owned by Holdings subject to no security interest, other encumbrance or adverse claims other than in connection with the Existing Senior Secured Credit Facilities or as set forth in the Registration Statement, the Disclosure Package and the Prospectuses; and no options, warrants or other rights to purchase or subscribe for, agreements or other obligations to issue or other rights to convert any obligation into share capital or ownership interests in the Subsidiaries (other than any Dormant Subsidiary) are outstanding; as used herein, the term “Dormant Subsidiary” means any subsidiary of Holdings that owns assets and has annual revenues of $5 million or less or is dormant or otherwise inactive;

(h) the Shares to be sold by the Selling Stockholders pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to Bermuda law or Holdings’ memorandum of association or bye-laws or any agreement or other instrument to which Holdings is a party except as otherwise set forth in the Registration Statement, Disclosure Package and the Prospectus;

(i) the share capital of Holdings, including the Shares to be sold by the Selling Stockholders pursuant hereto, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus;

(j) this Agreement has been duly authorized, executed and delivered by Holdings;

(k) neither Holdings nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its memorandum of association or bye-laws (or any other equivalent organizational documents), or (B) any indenture, mortgage, deed of trust, lease, contract, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties are subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, other than, in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, or events that would not reasonably be expected to have a Material Adverse Effect;

(l) the execution, delivery and performance of this Agreement, the sale of the Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Holdings or any of the Subsidiaries pursuant to) (A) the memorandum of association or bye-laws or any other equivalent organizational documents of Holdings or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, lease, contract or other agreement or instrument to which Holdings or any of the Subsidiaries is a party or bound or to which any of their property is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) having jurisdiction over Holdings, any of its Subsidiaries or any of its properties, or (E) any decree, judgment or order applicable to Holdings or any of the Subsidiaries or any of their respective properties, other than in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, events, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(m) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ or the Bermuda Monetary Authority) with respect to Holdings or the Subsidiaries, or approval of the shareholders of Holdings, is required in connection with the sale of the Shares to be sold by the Selling Stockholders pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) routine informational filings required by applicable law or (v) as shall have been obtained or made prior to the time of purchase;

(n) except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause Holdings to issue to it any Ordinary Shares, any other shares in the capital of Holdings or other equity interests of Holdings, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or subscribe for any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, (iii) no person has the right to act as an underwriter or as a financial advisor to Holdings in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause Holdings to register under the Act any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(o) each of Holdings and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of Holdings or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package or the Prospectus;

(p) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Holdings, threatened to which Holdings or any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to Holdings or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) PricewaterhouseCoopers LLP, who have audited certain financial statements of Holdings and its consolidated Subsidiaries and delivered their reports with respect to the audited consolidated financial statements of Holdings as of and for the year ended December 31, 2012 included in the Registration Statement, the Disclosure Package and the Prospectus, are independent auditors with respect to Holdings within the meaning of the Act and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

(r) the consolidated historical financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement, present fairly in all material respects the consolidated financial position of Holdings and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of Holdings and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act of 1934, as amended (the “Exchange Act”) and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the financial data set forth under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” in the Registration Statement fairly present in all material respects, on the basis stated in the Registration Statement, the information included therein and have been prepared and compiled on a consistent basis with the audited financial statements included therein (where applicable and except as otherwise noted therein);

(s) except as disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, each stock option granted under any stock option plan of Holdings or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, which is determined under Holdings’ stock option plans to be the closing sales price for Holding’s stock on the last market trading day prior to the grant date, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of Holdings duly authorized by the board of directors or authorized committee thereof to make such grants) of Holdings or such Subsidiary, as applicable, and (iii) has been properly accounted for in Holdings’ financial statements in accordance with GAAP and disclosed in Holdings’ filings with the Commission;

(t) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, (ii) any transaction which is material to Holdings and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Holdings or any Subsidiary, which is material to Holdings and the Subsidiaries taken as a whole, (iv) any material change in the share capital or outstanding indebtedness of Holdings or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of Holdings or any Subsidiary;

(u) Holdings has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (a “Lock-Up Agreement”), of each person or entity listed on Exhibit A-1 hereto;

(v) (i) neither Holdings nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and (ii) based on the current and currently anticipated method of operation of Holdings and its Subsidiaries, Holdings should not be a passive foreign investment company (as such term is defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) for the 2013 taxable year and for the foreseeable future;

(w) (i) Holdings and each of the Subsidiaries have good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances and defects except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made by such property by Holdings and each of the Subsidiaries; and (ii) Holdings and each of the Subsidiaries owns or leases all such real properties as are necessary to the conduct of its respective operations as currently conducted; except in the case of each of clauses (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect;

(x) Holdings and each of the Subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus, to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) Holdings and its Subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Holdings, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging Holdings’ or its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party that Holdings or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(y) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor problem or dispute with the employees of Holdings or any of its Subsidiaries exists or, to the knowledge of Holdings, is threatened and (ii) (A) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by Holdings and/or one or more of its Subsidiaries that is subject to Section 302 of ERISA; (B) each of Holdings and each of the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by Holdings and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (D) none of Holdings or any of its Subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

(z) Holdings and its Subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus;

(aa) Holdings and each of the Subsidiaries have filed all non-U.S. and U.S. federal, state and local tax returns that are required to be filed (taking into account valid extensions), except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have paid all taxes required to have been paid by them (including in their capacity as a withholding agent) and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(bb) Holdings and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as Holdings reasonably deems adequate, including protection and indemnity and business interruption insurance; such insurance is in amounts and insures against such reasonably foreseeable losses and risks to an extent which is in accordance with customary industry practice to protect Holdings and its Subsidiaries and their respective businesses; and neither Holdings nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business, except which, in the case of clause (i) or (ii) above, would not, individually or in the aggregate, have a Material Adverse Effect;

(cc) neither Holdings nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by Holdings or any Subsidiary or, to the knowledge of Holdings, any other party to any such contract or agreement except for any termination or non-renewal as would not have a Material Adverse Effect;

(dd) Holdings and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee) neither Holdings nor any of the Subsidiaries are aware of any material weakness in their internal controls over financial reporting;

(ff) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of Holdings have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; Holdings, the Subsidiaries and Holdings’ directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(gg) no “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(hh) neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, employee, agent or other person associated with or acting on behalf of Holdings or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee for corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment kickback or other unlawful payment;

(ii) the operations of Holdings and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving Holdings or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, threatened;

(jj) neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, agent, employee or affiliate of Holdings or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and Holdings will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by or enforced by such authorities;

(kk) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to Holdings, from making any other distribution on such Subsidiary’s capital stock or membership interests, from repaying to Holdings any loans or advances to such Subsidiary from Holdings or from transferring any of such Subsidiary’s property or assets to Holdings or any other Subsidiary of Holdings, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(ll) (i) all dividends and other distributions declared and payable on the share capital of Holdings, now or in the future, may, under the current laws and regulations of Bermuda, be paid in United States Dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) under such current laws and regulations are or will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

(mm) the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares in the capital of Holdings, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase or subscribe for shares or any other securities of Holdings to have any right to acquire any preferred shares of Holdings;

(nn) Holdings has not received any notice from the NASDAQ regarding the delisting of the Ordinary Shares from the NASDAQ;

(oo) except pursuant to this Agreement, neither Holdings nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(pp) neither Holdings nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(qq) to the knowledge of Holdings, there are no affiliations or associations between (i) any member of FINRA and (ii) Holdings or any of its officers, directors or 5% or greater security holders or any beneficial owner of unregistered equity securities of Holdings that were acquired at any time on or after the 180th day immediately preceding the date Registration Statement (No. 333-190258) was initially filed by Holdings with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

(rr) it is not necessary under the laws of any jurisdiction in which Holdings is organized or does business that any of the holders of the Shares be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of this Agreement;

(ss) Holdings has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”);

(tt) subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, a holder of Shares, and each Underwriter are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of Holdings for the enforcement of their respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees;

(uu) subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, the courts of the jurisdiction of formation and domicile of Holdings will recognize and enforce a judgment obtained against Holdings in a New York Court in an action arising out of or in connection with this Agreement, in each case, without reconsidering the merits thereof;

(vv) Holdings acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including Holdings, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients; and

(ww) the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of Holdings or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by each of Holdings, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to Holdings and each of the Underwriters that:

(a) to the extent that any statements or omissions made in the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with any information furnished to Holdings by such Selling Stockholder expressly for use therein (such information, the “Selling Stockholder Information”), such Registration Statement did not, as of the Effective Time, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date the Prospectus is filed with the Commission, the time of purchase and each additional time of purchase, if any, the Prospectus, as then amended or supplemented, will not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that the only statements provided by a Selling Stockholder are those expressly provided for use in the preparation of Items 7 and 11(m) of Form S-1 with respect to such Selling Stockholder;

(b) such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Disclosure Package;

(c) neither the execution, delivery and performance of this Agreement by such Selling Stockholder nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (i) the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or bound or by which any of its properties may be subject, (iii) any federal, state, local or foreign law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties, except, in the case of clauses (ii), (iii), (iv) and (v) above, for such as would not materially impair the ability of such Selling Stockholder to perform its obligations hereunder and consummate the transactions contemplated hereby;

(d) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ or the Bermuda Monetary Authority), with respect to such Selling Stockholder, is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the

Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) announcements to be made as required by applicable law or rules of any applicable stock exchange, including the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and the Inside Information Provisions (as defined under the Listing Rules) under Part XIVA of the Securities and Futures Ordinance (Chapter 571, Laws of Hong Kong) or (v) as shall have been obtained or made prior to the time of purchase;

(e) such Selling Stockholder has not taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(f) such Selling Stockholder has, and at the time of purchase and each additional time of purchase will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder, and as of the time of purchase and each additional time of purchase, such Shares will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares;

(g) upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any adverse claim (within the meaning of Section 8-102 of the UCC), to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum of association, bye-laws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary;

(h) such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, to (i) enter into this Agreement and (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement;

(i) this Agreement has been duly executed and delivered by such Selling Stockholder, and is a legal, valid and binding agreement of such Selling Stockholder; and

(j) at the time of purchase and each additional time of purchase, all stock transfer or other similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with.

In addition, any certificate signed by any Selling Stockholder (or any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of Holdings. Holdings agrees:

(a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that Holdings shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if Holdings shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, Holdings will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, Holdings will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and Holdings will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which Holdings agrees to file in a timely manner in accordance with such Rules);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Disclosure Package and the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected as soon as reasonably practicable in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by Holdings with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by Holdings pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected as soon as reasonably practicable in writing; and to promptly notify you of such filing;

(f) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at Holdings’ expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g) to make generally available to its security holders, and to deliver to you, an earnings statement of Holdings which will satisfy the provisions of Section 11(a) of the Act and Rule 158, provided that (i) such delivery requirements to Holdings’ security holders shall be deemed satisfied by Holdings’ compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Representatives shall be deemed met by Holdings if the related reports are available on the Commission’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”);

(h) to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(j) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives not to (i) issue, offer, sell, contract or agree to issue or sell, hypothecate, pledge, grant any option to subscribe for or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the offer and sale, and the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee and director share options exercisable pursuant to option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus provided that Holdings shall cause any (1) named executive officer in the Registration Statement, (2) director or (3) shareholder of more than five percent of the then outstanding Ordinary Shares (after giving effect to such exercise) who receives Ordinary Shares upon exercise of such options during the Lock-Up Period to execute, and deliver to the Representatives, a Lock-Up Agreement (if not already party thereto) in substantially the form of Exhibit A hereto for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein), (D) the issuance of Ordinary Shares pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the filing of any Registration Statement on Form S-8 under the Securities Act with respect to arrangements disclosed in the Prospectus, the registration of Ordinary Shares thereunder and the issuance of Ordinary Shares in connection therewith (including, for the avoidance of doubt, any conversion of Management NCL Corporation Units (as such term is defined in the Registration Statement). for Ordinary Shares) and (F) the issuance of any Ordinary Shares to owners of businesses which Holdings may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses, or in connection with joint ventures between Holdings or any of the Subsidiaries on the one hand, and another company, or to management employees of such businesses in connection with such acquisitions or joint ventures, subject to a cap of 7.50% of the outstanding shares; provided that each recipient who receives any such Ordinary Shares executes, and delivers to the Representatives, a Lock-Up Agreement (if not already party thereto) in substantially the form of Exhibit A hereto for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period Holdings issues an earnings release or material news or a material event relating to Holdings occurs, or (y) prior to the expiration of the Lock-Up Period, Holdings announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this Section 4(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Holdings will provide the Representatives and any co-managers and each individual subject to the Lock-Up Period pursuant to the lockup letters described in Section 3(u) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(k) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to Holdings or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of Holdings or any Subsidiary, or the offering of the Shares, without your prior consent which shall not be unreasonably withheld;

(l) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(m) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(n) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of Holdings, a registrar for the Ordinary Shares; and

(o) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of Holdings from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release that is satisfactory to the Representatives promptly following Holdings’ receipt of any notification from the Representatives in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether Holdings has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

6. Certain Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, hereby agrees:

(a) not, at any time during the period that a prospectus is required to be delivered under the Act, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b) not to take, directly or indirectly, any action designed, or which will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(c) to pay or cause to be paid all stock transfer or similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and on the transfer and sale of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder;

(d) to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in Selling Stockholder Information in the Registration Statement, the Disclosure Package and the Prospectus, relating to such Selling Stockholder that would make such Selling Stockholder Information an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

(e) prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Lock-Up Agreement.

7. Covenant to Pay Costs. Holdings agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares including (except as set forth in Section 6(c)), any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, and any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, subject to a cap of $15,000, (v) the fees and disbursements of any transfer agent or registrar for the Shares, (vi) the costs and expenses of Holdings and the Selling Stockholders relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of Holdings or by the Selling Stockholders and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show and (vii) the performance of Holdings’ and the Selling Stockholders’ other obligations hereunder, provided that, except as otherwise explicitly provided in this Agreement, the Underwriters shall pay the costs and expenses incurred by them in connection with the offering of the Shares contemplated hereby, including the fees and expenses of their legal counsel. The provisions of this Section shall not affect any agreement that Holdings and the Selling Stockholders have made or may make for the sharing of such costs and expenses.

8. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason (other than the termination of this Agreement pursuant to the sixth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder or the occurrence of any event specified in Section 10(A), 10(C), 10(D) or 10(E)), Holdings shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their actual accountable out-of-pocket expenses, including the reasonable fees and reasonable disbursements of their counsel.

9. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of Holdings and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by Holdings and each Selling Stockholder of each of their respective obligations hereunder (except as would have a de minimis effect) and to the following additional conditions precedent:

(a) Holdings shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, (i) an opinion letter and a negative assurance letter of O’Melveny & Myers LLP, counsel for Holdings, substantially in the form as set forth in Exhibit B-1 hereto, (ii) an opinion of Daniel S. Farkas, Senior Vice President, General Counsel and Secretary of Holdings, in the form as set forth in Exhibit B-2 hereto; and (iii) an opinion of Cox Hallett Wilkinson Limited, Bermuda counsel for Holdings, substantially in the form as set forth in Exhibit B-3 hereto; in each case, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter.

(b) The Apollo Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of (i) O’Melveny & Myers LLP, counsel for the Apollo Selling Stockholders, substantially in the form as set forth in Exhibit C-1 hereto; (ii) Walkers, Cayman Islands counsel for certain of the Apollo Selling Stockholders, substantially in the form as set forth in Exhibit C-2 hereto; (iii) Reeder & Simpson P.C., Marshall Islands counsel for one certain Apollo Selling Stockholder, substantially in the form of Exhibit C-3 hereto; and (iv) Carey Olsen, Guernsey counsel for one certain Apollo Selling Stockholder, substantially in the form of Exhibit C-4 hereto; in each case, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter.

(c) The TPG Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of (i) Kirkland & Ellis LLP, counsel for the TPG Selling Stockholders, substantially in the form as set forth in Exhibit D-1 hereto and (ii) Maples and Calder, Cayman Islands counsel for certain of the TPG Selling Stockholders, substantially in the form as set forth in Exhibit D-2 hereto; in each case, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter.

(d) Star NCLC Holdings Ltd. shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for Star NCLC Holdings Ltd., substantially in the form as set forth in Exhibit E-1 hereto and (ii) Conyers Dill & Pearman Limited, special Bermuda counsel for Star NCLC Holdings Ltd., substantially in the form as set forth in Exhibit E-2 hereto; in each case, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter.

(e) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(j) Holdings will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(k) Each Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(l) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in Holdings’ securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Disclosure Package and the Prospectus or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by Holdings or any Subsidiary by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 10, Holdings, each Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because Holdings or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, Holdings and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to Holdings or any Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof), then each of Representatives may in its discretion arrange for such Representative or another party or other parties to purchase such Firm Shares on the terms contained herein. If within twenty-four hours after such default by any Underwriter a Representative does not arrange for the purchase of such Firm Shares, then the Selling Stockholders, collectively, shall be entitled to a further period of twenty-four hours (which may be waived by the Selling Stockholders, collectively, within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Firm Shares on such terms.

If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters by a Representative and the Selling Stockholders as provided in the first paragraph of this Section 11, the aggregate number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters (less any Firm Shares for which other arrangements for purchase have been made as provided in the first paragraph of this Section 11), as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, each Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Selling Stockholders or selected by the Selling Stockholders with your approval).

If a new Underwriter or Underwriters are substituted by the Representative, the Underwriters or the Selling Stockholders for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Selling Stockholders or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters by a Representative and the Selling Stockholders as provided in the first paragraph of this Section 11, the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if the non-defaulting Underwriters, the Representatives and the Selling Stockholders shall not have made arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of Holdings or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to Holdings or any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) Holdings agrees to indemnify, defend and hold harmless each Underwriter, each Selling Stockholder, its partners, directors, officers and members, any person who controls any Underwriter or Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter or Selling Stockholder, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information (as defined below) or Selling Stockholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such Underwriter Information or Selling Stockholder Information, which material fact was not contained in such Underwriter Information or Selling Stockholder Information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this

Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of Holdings or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information or Selling Shareholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such Underwriter Information or Selling Shareholder Information, which material fact was not contained in such Underwriter Information or Selling Shareholder Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless Holdings, each officer of Holdings who shall sign the Registration Statement, each Underwriter, its partners, directors, officers and members, and any person who controls Holdings or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (A) each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information and (B) the liability of each Selling Stockholder to provide indemnity pursuant to this Section 12(b), or contribution pursuant to Section 12(e) shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts (but before deducting expenses) received by such Selling Stockholder from the sale of Ordinary Shares by such Selling Stockholder to the Underwriters pursuant hereto.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless Holdings, its directors and officers, each Selling Stockholder, its directors and officers, and any person who controls Holdings or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, Holdings, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to Holdings expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to Holdings expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against Holdings, any Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise unless and to the extent the indemnifying party did not otherwise learn of such Proceeding and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses as determined by a final non-appealable judicial determination. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) but, if settled with its written consent (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by Holdings or any Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Holdings or such Selling Stockholder, as applicable, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of Holdings or any Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by Holdings, by the relevant Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) Holdings, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of Holdings and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of Holdings, the Selling Stockholders, directors or officers or any person who controls Holdings or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or, in the case of the Selling Stockholders, the delivery of the Shares. Holdings, each Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of Holdings or a Selling Stockholder, against any of their officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(h) The provisions of this Section 12 shall not affect any agreement that Holdings and the Selling Stockholders have made or may make with respect to indemnification and contribution.

13. Information Furnished by the Underwriters. The statements set forth in the [    ] paragraphs (insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the

Underwriters), the last sentence in the [        ] paragraph, and the statements set forth in the eighteenth paragraph, in each case under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters (the “Underwriter Information”), as such Underwriter Information is referred to in Sections 3 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and delivered to the addresses set forth opposite such entity’s name in Schedule D attached hereto.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Holdings and each Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. Holdings and each Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and Holdings (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Holdings and each Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon Holdings and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which Holdings or any Selling Stockholder is or may be subject, by suit upon such judgment. Each party not located in the United States irrevocably appoints CT Corporation System with its address at 111 Eighth Avenue, New York, NY 10011, as its agent to receive service of process or other legal summons for purposes of any Claim.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, Holdings and each Selling Stockholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. Holdings and each Selling Stockholder hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of Holdings’ securities. Each of Holdings and each Selling Stockholder further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to Holdings or any Selling Stockholder, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of Holdings’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to Holdings and any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and Holdings and each Selling Stockholder hereby confirm their understanding and agreement to that effect. Holdings, each Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to Holdings or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for Holdings’ securities, do not constitute advice or recommendations to Holdings or any Selling Stockholder. Holdings, each Selling Stockholder and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of Holdings or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of Holdings or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising Holdings or any Selling Stockholder on other matters). Holdings and each Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that Holdings or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to Holdings or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters, Holdings, each Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of Holdings,’ any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

21. Waiver of Immunities. To the extent that Holdings, the Selling Stockholders or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, Holdings and each Selling Stockholder hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consents to such relief and enforcement.

22. Foreign Taxes. All payments by Holdings or a Selling Stockholder to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which Holdings or such Selling Stockholder is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If Holdings or any Selling Stockholder is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

23. Judgment Currency. Holdings and each Selling Stockholder, severally and not jointly, agree to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order in favor of the Underwriters being given or made against Holdings or any Selling Stockholder for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of Holdings and each Selling Stockholder, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to Holdings and each Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24. Miscellaneous. (a) UBS Securities LLC (“UBS”), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

(b) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required (and each Selling Stockholder acknowledges that the Underwriters are required) to obtain, verify and record information that identifies their respective clients, including Holdings and each Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among Holdings, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among Holdings, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

Norwegian Cruise Line Holdings Ltd.

By:
Name:
Title:

By:	[SELLING STOCKHOLDER]

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS Securities LLC
Barclays Capital Inc.

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares		Number of Additional Shares
UBS Securities LLC	[	]	[	]
Barclays Capital Inc.	[	]	[	]
Citigroup Global Markets Inc.	[	]	[	]
Deutsche Bank Securities Inc.	[	]	[	]
Goldman, Sachs & Co.	[	]	[	]
J.P. Morgan Securities LLC	[	]	[	]
Credit Agricole Securities (USA) Inc.	[	]	[	]
DNB Markets, Inc.	[	]	[	]
HSBC Securities (USA) Inc.	[	]	[	]
SunTrust Robinson Humphrey, Inc.	[	]	[	]
Nomura Securities International, Inc.	[	]	[	]

Total	20,000,000		3,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

1. Genting Hong Kong Limited Announcement in Relation to the Possible Secondary Public Offering of Norwegian Cruise Line Holdings Ltd. Ordinary Shares dated July 30, 2013.

2. Genting Hong Kong Limited Announcement in Relation to the Execution of the Underwriting Agreement dated August [    ], 2013.

Pricing Information Provided Orally by Underwriters

Price per share to the public: $[            ]

[Number of Shares Offered: [            ]]

SCHEDULE C

Name of Selling Stockholder	Number of Firm Shares	Number of Additional Shares

Star NCLC Holdings Ltd.	10,000,000	1,500,000

AIF VI NCL (AIV), L.P.	989,530	148,430
AIF VI NCL (AIV II), L.P.	1,000,529	150,079
AIF VI NCL (AIV III), L.P.	977,922	146,688
AIF VI NCL (AIV IV), L.P.	976,335	146,450
AAA Guarantor – Co-Invest VI (B), L.P.	892,857	133,929
Apollo Overseas Partners (Delaware) VI, L.P.	452,058	67,809
Apollo Overseas Partners (Delaware 892) VI, L.P.	1,103,925	165,588
Apollo Overseas Partners VI, L.P.	1,092,999	163,950
Apollo Overseas Partners (Germany) VI, L.P.	13,845	2,077

TPG Viking, L.P.	792,145	118,822
TPG Viking AIV I, L.P.	1,072,164	160,825
TPG Viking AIV II, L.P.	548,684	82,302
TPG Viking AIV III, L.P.	87,007	13,051

Total	20,000,000	3,000,000

SCHEDULE D

Entity	Address/Facsimile for Notices

Underwriters	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 (facsimile: (212) 713-3371) Attention: Syndicate

Holdings	NCL Corporation Ltd. 7665 Corporate Center Drive Miami, Florida 33126 (facsimile: (305) 436-4117) Attention: Daniel Farkas

Apollo Selling Stockholders	c/o Apollo Management VI, LP 9 West 57th Street New York, NY 10019

TPG Selling Stockholders	[ ]

Star NCLC Holdings Ltd.	c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR

A-1

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

A-1

EXHIBIT A-1

[LIST OF PERSONS AND ENTITIES TO EXECUTE LOCK-UP AGREEMENTS]

A-1-1

EXHIBIT B-1

OPINION OF O’MELVENY & MYERS LLP

To be delivered pursuant to Section 9(a)

EXHIBIT B-2

OPINION OF DANIEL S. FARKAS, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

To be delivered pursuant to Section 9(a)

EXHIBIT B-3

OPINION OF COX HALLETT WILKINSON LIMITED

To be delivered pursuant to Section 9(a)

B-1

EXHIBIT C-1

OPINION OF O’MELVENY & MYERS LLP

To be delivered pursuant to Section 9(b)

EXHIBIT C-2

OPINION OF WALKERS

To be delivered pursuant to Section 9(b)

EXHIBIT C-3

OPINION OF REEDER & SIMPSON P.C.

To be delivered pursuant to Section 9(b)

EXHIBIT C-4

OPINION OF CAREY OLSEN

To be delivered pursuant to Section 9(b)

C-1

EXHIBIT D-1

OPINION OF KIRKLAND & ELLIS LLP

To be delivered pursuant to Section 9(c)

EXHIBIT D-2

OPINION OF MAPLES AND CALDER

To be delivered pursuant to Section 9(c)

D-1

EXHIBIT E-1

OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

To be delivered pursuant to Section 9(d)

EXHIBIT E-2

OPINION OF CONYERS DILL & PEARMAN LIMITED

To be delivered pursuant to Section 9(d)

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Kevin M. Sheehan, President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), and Wendy A. Beck, Executive Vice President and Chief Financial Officer of Holdings, on behalf of Holdings, does hereby certify pursuant to Section 6(m) of that certain Underwriting Agreement dated [            ], 2013 (the “Underwriting Agreement”) among Holdings, the Selling Stockholders and, on behalf of the several Underwriters named therein, the Representatives, that as of [            ], 2013:

1.	He or she has reviewed the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus.

2.	The representations and warranties of Holdings as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	Holdings has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof (except as would have a de minimis effect).

4.	The conditions set forth in paragraph (i) of Section 9 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this [    ] day of [            ], 2013.

Name:	Kevin M. Sheehan
Title:	President and Chief Executive Officer

Name:	Wendy A. Beck
Title:	Executive Vice President and Chief Financial Officer

G-1

EXHIBIT G

CERTIFICATE OF SELLING STOCKHOLDERS

The undersigned, [            ], on behalf of the Selling Stockholder(s) listed below (the “Applicable Selling Stockholder(s)”), does hereby certify pursuant to Section 9([l]) of that certain Underwriting Agreement dated [            ], 2013 (the “Underwriting Agreement”) among Holdings, the Selling Stockholders and, on behalf of the several Underwriters named therein, the Representatives, that as of [            ], 2013:

1.	The Applicable Selling Stockholder has reviewed the Selling Stockholder Information provided by the Applicable Selling Stockholder contained in the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of each Applicable Selling Stockholder as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	Each Applicable Selling Stockholder has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned has hereunto set [his/her] hand on this [    ] day of [            ], 2013 on behalf of each Applicable Selling Stockholder.

[APPLICABLE SELLING STOCKHOLDER[S]],

Name:
Title:

H-1

Annex A

Subsidiaries

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
NCL Corporation Ltd.	Norwegian Cruise Line Holdings Ltd.	100	Bermuda
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
NCL International, Ltd.	Arrasas Limited	100	Bermuda
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Three, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Four, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
Norwegian Sky, Ltd.	NCL International, Ltd.	100	Bermuda
NCL America Holdings, LLC	Arrasas Limited	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware

A-1

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware
Pride of Hawaii, LLC	NCL America Holdings, LLC	100	Delaware
Cruise Quality Travel Spain SL	NCL (Bahamas) Ltd.	100	Spain
Sixthman Ltd.	NCL International Ltd.	100	Bermuda

A-2